                                                                Exhibit 99(b)(2)


     BANK OF AMERICA, N.A.                      BEAR, STEARNS & CO. INC.
  BANC OF AMERICA BRIDGE LLC               BEAR STEARNS CORPORATE LENDING INC.
BANC OF AMERICA SECURITIES LLC                       245 Park Avenue
    100 North Tryon Street                      New York, New York 10167
Charlotte, North Carolina 28255


                                February 15, 2001

Vestar Capital Partners IV, L.P.
Seventeenth Street Plaza
1225 17th Street
Suite 1600
Denver, Colorado 80202

Attention:  Mr. James P. Kelley

                     Amended and Restated Commitment Letter
                                       for
                    MICHAEL FOODS, INC. ACQUISITION FINANCING

Dear Jim:

                  You have advised Bank of America, N.A. ("BANK OF AMERICA"), Banc of America Securities LLC ("BAS"), Banc of America Bridge LLC ("BANC OF AMERICA BRIDGE"), Bear, Stearns & Co. Inc. ("BEAR STEARNS") and Bear Stearns Corporate Lending Inc. ("BSCL") that Vestar Capital Partners IV, L.P. (the "SPONSOR") and certain affiliates and certain other investors (collectively with the Sponsor, the "EQUITY INVESTORS") intend to form a corporation ("HOLDINGS") which will (i) acquire (the "ACQUISITION") all of the outstanding capital stock of Michael Foods, Inc., a Minnesota corporation (together with its subsidiaries, the "ACQUIRED COMPANY"), through the merger (the "MERGER") of a newly created wholly-owned subsidiary of Holdings (the "BORROWER") into the Acquired Company and (ii) contemporaneously with consummation of the Acquisition and the Merger, refinance (the "REFINANCING") all existing funded indebtedness of the Acquired Company (except for such debt in amounts to be agreed which may remain outstanding). After giving effect to the Acquisition, the Merger and the Refinancing, Holdings will be a holding company that directly owns all of the equity interests in the Acquired Company.

                  You have also advised us that you intend to finance the Acquisition, the Merger, the Refinancing and the payment of transaction fees and expenses in connection therewith from the following sources: (a) no less than $150.0 million in equity contributed by the Equity Investors on terms reasonably satisfactory to us (the "EQUITY FINANCING"), (b) approximately $48.0 million of common equity and option value of the Acquired Company currently held by existing shareholders of the Acquired Company which will be rolled over (directly or indirectly) into common equity of Holdings and deferred compensation arrangements of Holdings on terms reasonably acceptable to Bank of America, BAS, Banc of America Bridge, Bear Stearns and BSCL, (c) not more than $400.0 million from borrowings under $470.0 million senior secured

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 2


credit facilities (the "SENIOR CREDIT FACILITIES") of the Borrower comprised of term loan facilities aggregating $370.0 million (the "TERM LOAN FACILITIES") and a $100.0 million revolving credit facility (the "REVOLVING CREDIT FACILITY") and
(d) at least $200.0 million in gross proceeds from the issuance and sale by the Borrower of either (i) unsecured senior subordinated debt securities (the "SENIOR SUBORDINATED NOTES") or (ii) unsecured senior subordinated bridge notes (the "BRIDGE NOTES"). The Revolving Credit Facility will also be used to finance the continuing operations of the Borrower and its subsidiaries after consummation of the Transaction. The Senior Credit Facilities and Bridge Notes are collectively referred to herein as the "FINANCINGS"; the Acquisition, the Merger, the Refinancing, the Equity Contribution, the entering into and funding of the Senior Credit Facilities and the issuance and sale of the Senior Subordinated Notes or the Bridge Notes, and all related transactions, are hereinafter collectively referred to as the "TRANSACTION"; and if you have accepted the terms of this Commitment Letter in respect of the Senior Credit Facilities, the day of the initial funding under the Senior Credit Facilities, and/or if you have accepted the terms of this Commitment Letter in respect of the Bridge Notes, the day of the issuance and sale of the Senior Subordinated Notes or the Bridge Notes, in each case, is referred to herein as the "CLOSING DATE".

                  In connection with the foregoing, (i) Bank of America is pleased to advise you of its commitment to act as exclusive administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and to provide 70% of the principal amount of the Senior Credit Facilities, upon and subject to the terms and conditions of this letter and the Summary of Terms and Conditions attached hereto as ANNEX I (together with APPENDIX A referred to therein and attached thereto, the "SENIOR TERM SHEET"), (ii) BSCL is pleased to advise you of its willingness to act as exclusive syndication agent (in such capacity, the "SYNDICATION AGENT") for the Senior Credit Facilities, upon and subject to the terms and conditions of this letter and the Senior Term Sheet, (iii) BSCL is pleased to advise you of its commitment to provide 30% of the principal amount of the Senior Credit Facilities, upon and subject to the terms and conditions of this letter and the Senior Term Sheet, (iv) BAS is pleased to advise you of its willingness, as sole and exclusive lead arranger and sole and exclusive book running manager for the Senior Credit Facilities (in any such capacities, the "SENIOR LEAD ARRANGER"; and together with the Administrative Agent and the Syndication Agent, collectively, the "AGENTS"), to use its best efforts to form a syndicate of financial institutions (the "SENIOR LENDERS"), including Bank of America and BSCL, reasonably acceptable to you for the Senior Credit Facilities,
(v) Banc of America Bridge is pleased to advise you of its commitment to purchase 70% of the principal amount of the Bridge Notes, all upon and subject to the terms and conditions set forth in this letter and in the summary of terms attached as ANNEX II hereto (together with APPENDIX A referred to therein and attached thereto, the "BRIDGE TERM SHEET"), (vi) BSCL is pleased to advise you of its commitment to purchase 30% of the principal amount of the Bridge Notes, all upon and subject to the terms and conditions set forth in this letter and the Bridge Term Sheet, and (vii) BAS is pleased to advise you of its willingness, as sole and exclusive lead arranger and sole and exclusive book running manager in respect of the Bridge Notes (in any such capacities, the "BRIDGE LEAD ARRANGER"; and, acting in such capacity, in its capacity as Senior Lead Arranger or as Book Running Manager (as herein defined), respectively, the "ARRANGER"), to use its best efforts, in consultation with you, to form a syndicate of financial institutions to purchase the Bridge Notes (the "BRIDGE NOTE PURCHASERS"), including Banc of America Bridge and BSCL as the initial Bridge Note

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 3

Purchasers (in such capacity, the "INITIAL PURCHASERS"). This amended and restated letter, the Senior Term Sheet and the Bridge Term Sheet are collectively referred to herein as the "COMMITMENT LETTER".

                  Bank of America will act as sole and exclusive administrative agent for the Senior Credit Facilities, BAS will act as sole and exclusive lead arranger and sole and exclusive book running manager for the Senior Credit Facilities, BSCL will act as sole and exclusive syndication agent for the Senior Credit Facilities, and BAS will act as sole and exclusive lead arranger and sole and exclusive book running manager in respect of the Bridge Notes. The Arranger will coordinate with you the appointment of any co-agents, co-managers and additional agents for the Financings, which co-agents, co-managers and additional agents will be acceptable to you and shall be appointed on terms which you and the Arranger shall have agreed in writing. No additional agents, co-agents, co-managers, arrangers or book running managers will be appointed and no other titles will be awarded without the prior written approval of the Arranger.

                  The commitments of Bank of America, Banc of America Bridge and BSCL hereunder and the agreement of BAS and Bear Stearns to provide the services described herein are subject to the agreement in the preceding paragraph and the satisfaction or waiver of each of the following conditions precedent in a manner reasonably acceptable to the Agents and the Initial Purchasers: (a) in the case of the Senior Credit Facilities, each of the terms and conditions set forth herein and in the Senior Term Sheet; (b) in the case of the Bridge Notes, each of the terms and conditions set forth herein and in the Bridge Term Sheet; (c) execution of the amended and restated fee letter of even date herewith among the Sponsor, Bank of America, Banc of America Bridge, BAS, BSCL and Bear Stearns (the "FEE LETTER"); (d) the absence of a material breach of any representation, warranty or agreement of the Sponsor set forth herein; (e) the absence of any change, occurrence or development since December 31, 1999 that has not been previously disclosed to the Agents or the Initial Purchasers (including through public disclosures) that could, in the Agents' or the Initial Purchasers' reasonable opinion, have a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Acquired Company; (f) the Agents or the Initial Purchasers not having become aware of any information with respect to the Acquired Company which in the Agents' or the Initial Purchasers' reasonable judgment is inconsistent in a material and adverse manner with any information with respect to the Acquired Company previously disclosed to the Agents or the Initial Purchasers; (g) prior to and during the primary syndication of the Financings there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Acquired Company (other than the Senior Subordinated Notes); and (h) no material adverse change in or material disruption of conditions in the financial, banking or capital markets which the Arranger, in the Arranger's reasonable discretion after consultation with Bear Stearns, deem material in connection with the syndication of the Senior Credit Facilities or the Bridge Notes, as applicable, shall have occurred and be continuing (any change, occurrence, development, inconsistency, or disruption referred to under clauses (e) or (f) above, this clause (h), or clause (i) of Appendix A attached to this Commitment Letter is referred to herein as a "MATERIAL EVENT").

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 4


                  BAS and Bear Stearns have provided you with a separate amended and restated letter of engagement and indemnity dated the date hereof (the "ENGAGEMENT LETTER") designating BAS as the sole lead managing underwriter, sole book running manager, sole lead initial purchaser and sole lead book running manager or lead placement agent (in any such capacities; the "BOOK RUNNING MANAGER") and designating Bear Stearns as a co-managing underwriter, co-manager, an initial purchaser, and a co-manager or co-placement agent, in each case, for any and all Senior Subordinated Notes and other Permanent Securities (as defined in the Fee Letter) and designating BAS as financial advisor in connection with the Transaction. The Arranger will coordinate with you the appointment of any additional co-managers and underwriters for the Senior Subordinated Notes and any other Permanent Securities, which co-managers and underwriters will be acceptable to you and shall be appointed on terms which you and the Arranger shall have agreed in writing. It is understood that your execution and delivery of the Engagement Letter is a condition precedent to the effectiveness of the commitment of Banc of America Bridge and BSCL hereunder. It is further understood to be a condition precedent to the obligation of Banc of America Bridge and BSCL to purchase the Bridge Notes that the Engagement Letter be in full force and effect at the time of such purchase.

                  The Arranger intends to commence syndication of each of the Financings and the offering of Permanent Securities as soon as practicable after your acceptance of this Commitment Letter, the Fee Letter and the Engagement Letter. You agree to actively assist, and, prior to the Closing Date (as hereinafter defined) to use your commercially reasonable efforts to cause, and thereafter to cause, the Acquired Company to actively assist, the Arranger in achieving a syndication of each of the Financings and the offering and sale of Permanent Securities that is reasonably satisfactory to the Arranger and you. Such assistance shall include (a) your providing and causing your advisors to provide Bank of America, Banc of America Bridge, BAS, Bear Stearns, BSCL and the other Lenders and Bridge Note Purchasers upon request with all information in your possession which is reasonably available to you concerning the Transaction and reasonably deemed necessary by the Arranger to complete syndication of the Financings and the offer and sale of Permanent Securities, including, but not limited to, information and evaluations prepared by you, the Acquired Company and your and its advisors, or on your or their behalf, relating to the Transaction, (b) your assistance in the preparation of an information memorandum with respect to the Senior Credit Facilities to be used in connection with the syndication of the Senior Credit Facilities and an information memorandum with respect to the Bridge Notes to be used in connection with the syndication of the Bridge Notes, (c) your assistance in the preparation of an offering memorandum for the offer and sale of Permanent Securities in an offering pursuant to Rule 144A of the rules and regulations under the Securities Act of 1933, as amended (the "SECURITIES ACT"), containing such disclosures as may be required by applicable laws, as are customary and appropriate for such a document or as may be required by the Arranger in its reasonable judgment, (d) using your commercially reasonable efforts to ensure that the efforts of the Arranger to syndicate the Financings and to offer and sell Permanent Securities benefit materially from existing lending relationships of the Sponsor and the Acquired Company and (e) otherwise assisting the Arranger in its efforts to syndicate the Financings and to offer and sell Permanent Securities, including by making your officers and advisors and, to the extent reasonably practical, the officers of the Acquired Company, available from time to time to attend and make presentations regarding the business and prospects of the

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 5


Acquired Company, as appropriate, at one or more meetings, including a roadshow, of prospective Lenders, prospective Bridge Note Purchasers or prospective investors in Permanent Securities, as the case may be.

                  It is understood and agreed that the Arranger will manage and control all aspects of the syndications in consultation with you, including decisions as to the selection of prospective Lenders (which shall be reasonably acceptable to you) and the prospective Bridge Note Purchasers (in consultation with you and Bear Stearns) and any titles offered to proposed Lenders and proposed Bridge Note Purchasers (in coordination with you as hereinabove provided), when commitments will be accepted and the final allocations of the commitments among the Lenders and the Bridge Note Purchasers. It is understood that no Lender participating in the Senior Credit Facilities and no Bridge Note Purchaser participating in the Bridge Notes will receive compensation from you in order to obtain its commitment, except on the terms contained in this Commitment Letter. It is also understood and agreed that (i) the amount and distribution of the fees among the Lenders will be at the sole discretion of the Arranger (in consultation with Bear Stearns) and (ii) the amount and distribution of the fees among the Bridge Note Purchasers will be at the sole discretion of the Arranger (in consultation with Bear Stearns).

                  You hereby represent, warrant and covenant that (a) all information, other than Projections (as defined below), which has been or is hereafter made available to Bank of America, BAS, Banc of America Bridge, Bear Stearns, BSCL, the other Senior Lenders or the other Bridge Note Purchasers by you or any of your representatives (or on your or their behalf) or by the Acquired Company or any of its representatives (or on their behalf) in connection with any aspect of the Transaction (the "INFORMATION"), when taken as a whole, is and will be complete and correct in all material respects as of the date made and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not materially misleading and (b) all financial projections concerning the Acquired Company that have been or are hereafter made available to Bank of America, BAS, Banc of America Bridge, Bear Stearns, BSCL the other Senior Lenders or the other Bridge Note Purchasers by you or any of your representatives (or on your or their behalf) or by the Acquired Company or any of its representatives (or on their behalf) (the "PROJECTIONS") have been or will be prepared in good faith based upon assumptions believed by you to be reasonable at the time made, it being understood that Projections are inherently uncertain and that actual results may be materially different. You agree to furnish the Agents and the Initial Purchasers with such Information and Projections as the Agents or the Initial Purchasers may reasonably request and to supplement the Information and the Projections from time to time until the Closing Date so that the representation, warranty and covenant in the immediately preceding sentence is correct on the Closing Date. In issuing the commitments hereunder and in arranging and syndicating each of the Financings, Bank of America, Banc of America Bridge, BAS, Bear Stearns and BSCL are and will be using and relying on the Information and the Projections without independent verification thereof. It is understood and agreed that, notwithstanding anything to the contrary set forth herein, you will have no liability to us for a breach of representation or warranty with respect to any Information or Projections furnished pursuant to this paragraph, and our sole remedy for any such breach shall be limited to the termination of our respective commitments under this Commitment Letter; PROVIDED, HOWEVER, that nothing in this

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 6


sentence shall be construed to limit or restrict your other obligations under this Commitment Letter.

                  You agree to reimburse, or to cause the Borrower to reimburse, Bank of America, BAS, Bear Stearns and BSCL within 10 business days after delivery to you of invoices and/or other reasonable documentation at any time and from time to time after the Closing Date or termination of this Commitment Letter, for all reasonable out-of-pocket expenses incurred before or after the date hereof in connection with the Senior Credit Facilities, including, but not limited to, the syndication thereof and the preparation of the definitive documentation therefor, but only to the extent that, in the case of any such expenses of Bank of America or BAS, such expenses do not result primarily from the gross negligence, bad faith or willful misconduct of Bank of America or BAS or from the breach by Bank of America or BAS of its obligations hereunder or, in the case of any such expenses of Bear Stearns or BSCL, such expenses do not result primarily from the gross negligence, bad faith, or willful misconduct of Bear Stearns or BSCL or from the breach by Bear Stearns or BSCL of its obligations hereunder; PROVIDED, HOWEVER, that you shall only be required to reimburse, or to cause the Borrower to reimburse, for the reasonable fees, disbursements and other charges of those outside legal counsel which are retained by the Administrative Agent (and not the fees, disbursements or other charges of any outside counsel to any other Agent or any of the Senior Lenders) in connection with the Transaction, including, but not limited to, the reasonable fees, disbursements and other charges of Moore and Van Allen, PLLC, as counsel to the Administrative Agent, and any local counsel to the Administrative Agent. In addition, you agree to reimburse, or to cause the Borrower to reimburse, Banc of America Bridge, BAS, BSCL and Bear Stearns for out-of-pocket expenses in connection with the Bridge Notes as more particularly provided in the Fee Letter.

                  In the event that Bank of America, BAS, Banc of America Bridge, BSCL or Bear Stearns becomes involved in any capacity in any action, proceeding or investigation in connection with any matter contemplated by this Commitment Letter, the Sponsor will reimburse Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns for their reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred by Bank of America, BAS, Banc of America Bridge, BSCL or Bear Stearns, but only to the extent that, in the case of any such expenses of Bank of America, Banc of America Bridge or BAS, such expenses do not result primarily from the gross negligence, bad faith or willful misconduct of Bank of America, BAS or Banc of America Bridge or from the breach by Bank of America, BAS or Banc of America Bridge of its obligations hereunder, or in the case of any such expenses of Bear Stearns or BSCL, such expenses do not result primarily from the gross negligence, bad faith or willful misconduct of Bear Stearns or BSCL or from the breach by Bear Stearns or BSCL of its obligations hereunder. The Sponsor also agrees to indemnify and hold harmless Bank of America, BAS, Banc of America Bridge, Bear Stearns, BSCL and their respective affiliates and their respective directors, officers, employees and agents (the "INDEMNIFIED PARTIES") from and against any and all actual losses, claims, damages and liabilities, joint or several, related to or arising out of any matters contemplated by this letter, to the extent that such losses, claims, damages or liabilities of an Indemnified Party do not result from the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its affiliates or any of their respective directors, officers, employees or agents or from the breach by

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 7


such Indemnified Party or any of its affiliates or any of their respective directors, officers, employees or agents of its obligations hereunder.

                  This Commitment Letter, the Fee Letter and the contents hereof and thereof are confidential and, except for the disclosure hereof or thereof on a confidential basis to your equity holders, co-investors, boards of directors or management committees and their respective affiliates, accountants, attorneys and other professional advisors retained in connection with the Transaction or as otherwise required by law, may not be disclosed in whole or in part to any person or entity without each of our prior written consents; PROVIDED, HOWEVER, it is understood and agreed that you may disclose this Commitment Letter but not the Fee Letter or the Engagement Letter nor their respective contents, (i) to the board of directors, shareholders, officers, attorneys and advisors of the Acquired Company in connection with their consideration of the Transaction and
(ii) in filings with the Securities and Exchange Commission and other applicable regulatory authorities and stock exchanges; and PROVIDED, FURTHER, that after written notice to BAS and Bear Stearns of any legally required disclosure, the Engagement Letter may be disclosed as required by applicable law.

                  The provisions of the immediately preceding three paragraphs shall remain in full force and effect regardless of whether any definitive documentation for either of the Financings shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitment or undertaking of Bank of America, BAS, Banc of America Bridge, BSCL or Bear Stearns hereunder; PROVIDED, HOWEVER, that the Sponsor shall be deemed released of all of its obligations hereunder (other than, for the period ending on the second anniversary of the date hereof, pursuant to the immediately preceding paragraph), (i) in respect of the Senior Credit Facilities, at such time as definitive financing documentation for the Senior Credit Facilities shall have become effective and (ii) in respect of the Bridge Notes, at such time as the definitive financing documentation for the Bridge Notes shall have become effective or the Permanent Securities are issued in lieu of all the Bridge Notes.

                  In connection with the services and transactions contemplated hereby, you agree that each of Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns is permitted to access, use and share with any of its respective bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives, any information concerning you, the Acquired Company or any of your or the Acquired Company's respective affiliates that is or may come into the possession of Bank of America, BAS, Banc of America Bridge, BSCL or Bear Stearns, as the case may be, or any of their respective affiliates so long as such information is kept confidential and such parties agree to the terms of a confidentiality agreement (the "CONFIDENTIALITY AGREEMENT") substantially in the form as agreed between you and us. Each of Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns will, and will cause their respective affiliates to, treat confidential information relating to you, the Acquired Company and your and the Acquired Company's respective affiliates with the same degree of care as they treat their own confidential information.

                  This Commitment Letter, the Fee Letter and the Engagement Letter may be executed in counterparts which, taken together, shall constitute an original. Delivery of an

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 8


executed counterpart of this Commitment Letter, the Fee Letter and the Engagement Letter by telecopier shall be effective as delivery of a manually executed counterpart thereof.

                  This Commitment Letter, the Fee Letter and the Engagement Letter shall be governed by, and construed in accordance with, the laws of the State of New York. Each of you, Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letter and the Engagement Letter, the Transaction and the other transactions contemplated hereby and thereby or the actions of Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns in the negotiation, performance or enforcement hereof.

                  This Commitment Letter (including the Senior Term Sheet and Bridge Term Sheet), the Fee Letter, the Engagement Letter and the Confidentiality Letter embody the entire agreement and understanding among Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns and you and your affiliates with respect to the Financings and supersedes all prior agreements and understandings relating to the specific matters hereof. This Commitment Letter will not become effective until Bank of America, Banc of America Bridge, BAS, BSCL, Bear Stearns and the Sponsor have each executed and delivered counterparts hereof and of the Fee Letter, the Engagement Letter and our agreement dated the date hereof with respect to the syndication of the Financings. This Commitment Letter (including the Senior Term Sheet and the Bridge Term Sheet) amends and restates in its entirety that certain commitment letter dated December 20, 2000 (the "EXISTING COMMITMENT LETTER"), among you, Bank of America, Banc of America Bridge and BAS. This Commitment Letter is not assignable by you without each of our prior written consent and is intended to be solely for the benefit of the parties hereto and the Indemnified Parties.

                  All commitments and undertakings of Bank of America, BAS, Banc of America Bridge, BSCL and Bear Stearns hereunder will expire on the earliest of (a) April 30, 2001, unless the Closing Date occurs on or prior thereto, (b) the closing of the Acquisition (i) with respect to the Senior Credit Facilities, without the use of the Senior Credit Facilities or (ii) with respect to the Bridge Notes, without the use of the Bridge Notes and (c) the acceptance by the Acquired Company or any of its affiliates of an offer for all or any substantial part of the capital stock or property and assets of the Acquired Company other than as part of the Transaction.

                  PURSUANT TO THE EXISTING COMMITMENT LETTER, the sponsor ACKNOWLEDGED AND AGREED THAT (I) BANK OF AMERICA HAD OFFERED THEREUNDER TO PROVIDE THE SENIOR CREDIT FACILITIES SEPARATE AND APART FROM THE OFFER THEREUNDER BY BANC OF AMERICA BRIDGE TO PURCHASE THE BRIDGE NOTES, (II) BANC OF AMERICA BRIDGE HAD OFFERED THEREUNDER TO PURCHASE THE BRIDGE NOTES SEPARATE AND APART FROM THE OFFER THEREUNDER BY BANK OF AMERICA TO PROVIDE THE SENIOR CREDIT FACILITIES AND (III) THE SPONSOR WAS OFFERED THE OPTION TO ELECT TO ACCEPT THE EXISTING COMMITMENT LETTER WITH RESPECT TO EITHER THE SENIOR CREDIT FACILITIES OR THE BRIDGE NOTES OR BOTH.

Vestar Capital Partners IV, L.P.
February 15, 2001
Page 9



                  We are pleased to have the opportunity to work with you on this important financing.

                                  Very truly yours,


BANK OF AMERICA, N.A.             BEAR, STEARNS & CO. INC.


By:    /s/ Elton R. Vogel         By:   /s/ Donald Mullen
   ----------------------------      ------------------------------
      Elton R. Vogel                 Name:
      Attorney-in-Fact               Title:

BANC OF AMERICA SECURITIES LLC    BEAR STEARNS CORPORATE
                                    LENDING INC.

By    /s/ Elton R. Vogel          By:   /s/ Donald Mullen
   ----------------------------      ------------------------------
      Elton R. Vogel                 Name:
      Managing Director              Title:

BANC OF AMERICA BRIDGE LLC


By:  /s/ Lynne E. Wertz
   ----------------------------
      Lynne E. Wertz
      Managing Director


ACCEPTED AND AGREED TO AS OF FEBRUARY __, 2001:

VESTAR CAPITAL PARTNERS IV, L.P.

By:    Vestar Associates IV, L.P.,
       its General Partner

       By:    Vestar Associates
              corporation IV,
              its General Partner

              By:     /s/ James P. Kelley
                   --------------------------------
                   Title:
                   Date:

                                     ANNEX I

                               MICHAEL FOODS, INC.


                            SENIOR CREDIT FACILITIES


                         SUMMARY OF TERMS AND CONDITIONS


                                FEBRUARY 15, 2001

UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS SHALL HAVE THE DEFINITIONS ASSIGNED TO THEM IN THE AMENDED AND RESTATED COMMITMENT LETTER DATED OF EVEN DATE HEREWITH TO WHICH THIS SUMMARY OF TERMS & CONDITIONS IS ATTACHED.
================================================================================

BORROWER:                                   Newco, a newly formed Delaware
                                            corporation (the "BORROWER"), which
                                            will acquire all of the outstanding
                                            stock of and be merged with and into
                                            Michael Foods, Inc., a Minnesota
                                            corporation. The Borrower shall be a
                                            wholly owned subsidiary of Holdings
                                            following consummation of the
                                            Acquisition.

GUARANTORS:                                 The Senior Credit Facilities will be
                                            guaranteed by Holdings and each of
                                            the existing and future direct and
                                            indirect subsidiaries of Holdings
                                            that is not a "controlled foreign
                                            corporation" (a "CFC") under Section
                                            957 of the Internal Revenue Code.
                                            All guarantees will be guarantees of
                                            payment and not of collection.

SOLE LEAD ARRANGER
AND SOLE BOOK
RUNNING MANAGER:                            Banc of America Securities
                                            LLC ("BAS") will act as sole lead
                                            arranger and sole book running
                                            manager (in such capacities, the
                                            "SENIOR LEAD ARRANGER").

ADMINISTRATIVE AGENT:                       Bank of America, N.A. ("BANK
                                            OF AMERICA") will act as sole and
                                            exclusive administrative and
                                            collateral agent (in such capacity,
                                            the "ADMINISTRATIVE AGENT").

SYNDICATION AGENT:                          Bear Stearns Corporate Lending Inc.
                                            ("BSCL") will act as sole and
                                            exclusive syndication agent (in such
                                            capacity, the "SYNDICATION AGENT";
                                            and together with the Administrative
                                            Agent and the Senior Lead Arranger,
                                            the "AGENTS").

LENDERS: Bank of America, BSCL and other banks, financial institutions and institutional lenders acceptable to the Senior Lead Arranger and the Borrower.


SENIOR CREDIT FACILITIES:                   REVOLVING CREDIT FACILITY: a
                                            $100.0 million revolving credit
                                            facility (the "REVOLVING CREDIT
                                            FACILITY"), which will include a
                                            sublimit to be determined for the
                                            issuance of standby and commercial
                                            letters of credit (each a "LETTER OF
                                            CREDIT"). Letters of Credit will be
                                            issued by Bank of America (in such
                                            capacity, the "ISSUING BANK"), and
                                            each of the Lenders under the
                                            Revolving Credit Facility will
                                            purchase an irrevocable and
                                            unconditional participation in each
                                            Letter of Credit.

                                            TRANCHE A TERM LOAN  FACILITY:
                                            a $125.0 million term loan facility
                                            (the "TRANCHE A TERM FACILITY").

                                            TRANCHE B TERM LOAN  FACILITY:  a
                                            $245.0 million term loan facility
                                            (the "TRANCHE B TERM
                                            FACILITY").

PURPOSE: The proceeds of the Senior Credit Facilities shall be used to provide a portion of proceeds required to consummate the Transaction and to provide for working capital and general corporate needs (including permitted acquisitions) of the Borrower and its subsidiaries.

CLOSING DATE:                               On or before April 30, 2001.

INTEREST RATES:                             The Revolving Credit Facility
                                            and the Tranche A Term Facility
                                            shall initially bear interest at a
                                            rate equal to LIBOR plus 300 basis
                                            points or the Alternate Base Rate
                                            (to be defined as the higher of (i)
                                            the Bank of America prime rate and
                                            (ii) the Federal Funds rate plus
                                            .50%) plus 200 basis points. The
                                            Tranche B Term Facility shall
                                            initially bear interest at a rate
                                            equal to LIBOR plus 350 basis points
                                            or the Alternate Base Rate plus 250
                                            basis points.

                                            Commencing six months from the
                                            Closing Date, the Senior Credit
                                            Facilities shall bear interest at a
                                            rate equal to LIBOR and/or Alternate
                                            Base Rate plus the applicable
                                            margins described in the Pricing
                                            Grid hereinafter set forth.

                                            The Borrower may select interest
                                            periods of one, two, three, six,
                                            nine or twelve months for LIBOR rate
                                            advances, subject to availability.
                                            Interest shall be payable at the end
                                            of the selected interest period, but
                                            no less frequently than quarterly.

                                            A default rate shall apply on all
                                            amounts not paid when due at a rate
                                            per annum of 2% above the applicable
                                            interest rate or letter of credit
                                            fee.

COMMITMENT FEE:                             Commencing on the Closing Date,
                                            a commitment fee of 0.50%
                                            (calculated on a 360-day basis)
                                            shall be payable on the unused
                                            portions of the Revolving Credit
                                            Facility, such fee to be payable
                                            quarterly in arrears and on the date
                                            of termination or expiration of the
                                            commitments. Commencing six months
                                            from the Closing Date, the
                                            commitment fee will be determined
                                            pursuant to the Pricing Grid
                                            hereinafter set forth.

LETTER OF CREDIT FEES:                      The Borrower  shall pay a per annum
                                            letter of credit fee on the
                                            outstanding amount of all Letters of
                                            Credit. The applicable letter of
                                            credit fee shall be (i) for standby
                                            letters of credit, the percentage
                                            over LIBOR (the "LIBOR MARGIN")
                                            applicable from time to time for
                                            LIBOR based loans outstanding under
                                            the Revolving Credit Facility and
                                            (ii) for trade letters of credit,
                                            50% of the LIBOR Margin. The letter
                                            of credit fee shall be due quarterly
                                            in arrears and shared
                                            proportionately by the Lenders.

                                            In addition, the Borrower shall pay
                                            the Issuing Lender for its own
                                            account a per annum facing fee of
                                            1/8% on the outstanding amount of
                                            all Letters of Credit. The letter of
                                            credit facing fee shall be due
                                            quarterly in arrears.

PERFORMANCE PRICING:                        Commencing  six months from the
                                            Closing Date, the LIBOR and
                                            Alternate Base Rate margins and the
                                            commitment fee will be based upon
                                            the Borrower's Leverage Ratio (total
                                            funded debt/EBITDA) determined on a
                                            quarterly basis. Set forth below are
                                            the applicable LIBOR margins for
                                            loans outstanding under the Senior
                                            Credit Facilities and the commitment
                                            fee. The applicable Alternate Base
                                            Rate margin shall be 1.00% less than
                                            the applicable LIBOR margin for the
                                            Revolving Loan Facility, Tranche A
                                            Term Loan Facility or Tranche B Term
                                            Loan Facility, as appropriate.



                                            ------------------- ------------------ ---------------- ----------------
                                                                 REVOLVING CREDIT
                                                                   FACILITY AND
                                                                 TRANCHE A TERM    TRANCHE B TERM
                                              LEVERAGE RATIO     LOAN FACILITY     LOAN FACILITY   COMMITMENT FEE
                                            ------------------- ------------------ ---------------- ----------------


                                       4




                                                  >  4.25             3.00%             3.50%            0.50%
                                            ------------------- ------------------ ---------------- ----------------
                                             <  4.25 and > 3.75       2.75%             3.50%            0.50%
                                             --
                                            ------------------- ------------------ ---------------- ----------------
                                             <  3.75 and > 3.25       2.50%             3.25%            0.50%
                                             --
                                            ------------------- ------------------ ---------------- ----------------
                                             <  3.25 and > 2.75       2.25%             3.25%           0.375%
                                             --
                                            ------------------- ------------------ ---------------- ----------------
                                                  <  2.75             2.00%             3.00%           0.375%
                                                  --
                                            ------------------- ------------------ ---------------- ----------------



CALCULATION OF
INTEREST AND FEES:                          Other than calculations in
                                            respect of interest at the Alternate
                                            Base Rate (which shall be made on
                                            the basis of actual number of days
                                            elapsed in a 365/366 day year), all
                                            calculations of interest and fees
                                            shall be made on the basis of actual
                                            number of days elapsed in a 360 day
                                            year.

MATURITY:                                   REVOLVING CREDIT FACILITY:  Six (6)
                                            years after the Closing Date.


                                            TRANCHE A TERM LOAN FACILITY:
                                            Six (6) years after the Closing
                                            Date.

                                            TRANCHE B TERM LOAN FACILITY:
                                            Seven (7) years after the Closing
                                            Date.


AVAILABILITY/
SCHEDULED
AMORTIZATION:                               REVOLVING  CREDIT  FACILITY:
                                            Extensions of credit under the
                                            Revolving Credit Facility shall be
                                            subject to availability under the
                                            aggregate committed amount for the
                                            Revolving Credit Facility.

                                            TERM LOAN FACILITIES: Loans made
                                            under the Tranche A Term Facility
                                            and loans made under the Tranche B
                                            Term Facility will be available in a
                                            single borrowing on the Closing
                                            Date. The Term Loan Facilities will
                                            be subject to quarterly amortization
                                            of principal according to the
                                            following schedule (the "SCHEDULED
                                            AMORTIZATION"):


                                                  ---------------- ----------------------- ---------------------
                                                       Year              Tranche A              Tranche B
                                                  ---------------- ----------------------- ---------------------


                                                         1              $15 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         2              $15 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         3              $20 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         4              $20 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         5              $25 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         6              $30 million           $2.45 million
                                                  ---------------- ----------------------- ---------------------
                                                         7                   NA               $230.3 million
                                                  ---------------- ----------------------- ---------------------



MANDATORY
PREPAYMENTS:                                The Senior  Credit  Facilities
                                            will be prepaid by an amount equal
                                            to (a) 100% of the net cash proceeds
                                            of all non-ordinary course sales of
                                            assets (including stock of
                                            subsidiaries) by Holdings, the
                                            Borrower or any subsidiary, subject
                                            to baskets and reinvestment
                                            provisions to be agreed upon; (b)
                                            75% (if the Leverage Ratio (to be
                                            defined) is equal to or greater than
                                            3.5:1.0) or 50% (if the Leverage
                                            Ratio is less than 3.5:1.0) of
                                            Excess Cash Flow (to be defined in
                                            the loan documentation) pursuant to
                                            an annual cash sweep arrangement,
                                            provided solely with respect to the
                                            fiscal year ending on December 31,
                                            2001, Excess Cash Flow shall be
                                            calculated for the period commencing
                                            on the Closing Date and ending on
                                            December 31, 2001; (c) 100% of the
                                            net cash proceeds from the issuance
                                            of any funded debt for borrowed
                                            money by Holdings, the Borrower or
                                            any subsidiary (other than certain
                                            permitted funded debt to be
                                            determined or Permanent Securities
                                            (as defined in the Fee Letter) or
                                            other subordinated debt issued to
                                            refinance amounts outstanding under
                                            the Bridge Notes) and (d) 50% of the
                                            net cash proceeds from the issuance
                                            of equity (other than equity from
                                            shareholders on or about the Closing
                                            Date, management, officers or
                                            directors and in connection with
                                            permitted acquisitions, equity
                                            issued to refinance amounts
                                            outstanding under the Bridge Notes
                                            and other exceptions to be
                                            determined) by Holdings, the
                                            Borrower or any subsidiary.
                                            Prepayments shall be applied to
                                            reduce the Term Loan Facilities, pro
                                            rata with respect to each remaining
                                            installment of principal; PROVIDED,
                                            HOWEVER, that with respect to clause
                                            (a), solely for purposes of
                                            determining the pro rata shares of
                                            the Lenders under the Tranche A Term
                                            Loan Facility, the outstanding
                                            principal amount of each Lender's
                                            loans under Revolving Credit
                                            Facility and participation interests
                                            in outstanding letters of credit
                                            shall be deemed to be additional
                                            outstanding loans under the Tranche
                                            A Term Loan Facility owing to such
                                            Lender, and with respect to clause
                                            (b) above, 25% of such
                                            prepayment shall first be applied to
                                            reduce the remaining principal
                                            amortization payments of the Term
                                            Loan Facilities in direct order of
                                            maturity. In the event that the Term
                                            Loan Facilities shall have been
                                            fully repaid, the mandatory
                                            prepayments described above shall be
                                            applied to the Revolving Credit
                                            Facility (without any corresponding
                                            commitment reductions except in the
                                            case of prepayments pursuant to
                                            clause (a) above).

OPTIONAL
PREPAYMENTS:                                The Senior Credit Facilities
                                            may be prepaid at any time in whole
                                            or in part without premium or
                                            penalty, except that any prepayment
                                            of LIBOR rate advances other than at
                                            the end of the applicable interest
                                            periods therefor shall be made with
                                            reimbursement for any funding losses
                                            and redeployment costs of the
                                            Lenders resulting therefrom. Each
                                            such prepayment of the Term Loan
                                            Facilities shall be applied to the
                                            Tranche A Term Loan Facility and the
                                            Tranche B Term Loan Facility on a
                                            pro rata basis (ratably to the
                                            remaining principal amortization
                                            payments thereof); PROVIDED,
                                            HOWEVER, 25% of such prepayment
                                            shall first be applied to reduce the
                                            remaining principal amortization
                                            payments of the Term Loan Facilities
                                            in direct order of maturity.

                                            The unutilized portion of any
                                            commitment under the Senior Credit
                                            Facilities may be reduced or
                                            terminated by the Borrower at any
                                            time without penalty.

SECURITY:                                   First priority, perfected security
                                            interest (subject to no other liens
                                            except for permitted liens to be
                                            determined) in (i) 100% of the
                                            issued and outstanding capital stock
                                            of the Borrower, (ii) 100% of the
                                            issued and outstanding capital stock
                                            of each of the direct and indirect
                                            domestic subsidiaries of the
                                            Borrower, (iii) 65% (or such greater
                                            percentage allowable which would not
                                            result in a material adverse tax
                                            consequences) of the voting capital
                                            stock and 100% of the non-voting
                                            capital stock of each direct foreign
                                            subsidiary of the Borrower or any of
                                            its domestic subsidiaries and (iv)
                                            substantially all other present and
                                            future assets and properties of
                                            Holdings, the Borrower and the
                                            direct and indirect domestic
                                            subsidiaries of the Borrower
                                            (including, without limitation,
                                            accounts receivable, inventory, real
                                            property, machinery, equipment,
                                            contracts, trademarks, copyrights,
                                            patents, license agreements, and
                                            general intangibles), except for
                                            assets
                                            which are not assignable by their
                                            terms and other exceptions to be
                                            agreed.

                                            The priority of the liens and
                                            security interests of the
                                            Administrative Agent shall be
                                            supported by such landlord and
                                            mortgagee waivers, warehousemen and
                                            bailee letters, third party
                                            consents, intercreditor agreements
                                            and other agreements as shall be
                                            requested by the Administrative
                                            Agent, in each case in form and
                                            substance reasonably satisfactory to
                                            the Administrative Agent; PROVIDED,
                                            the Borrower's obligations to obtain
                                            such agreements shall be limited to
                                            using commercially reasonable
                                            efforts

                                            The foregoing security shall ratably
                                            secure the Senior Credit Facilities
                                            and any interest rate swap/foreign
                                            currency swap or similar agreements
                                            with a Lender or its affiliates
                                            under the Senior Credit Facilities.

CONDITIONS PRECEDENT
TO CLOSING:                                 The closing and the initial
                                            extension of credit under the Senior
                                            Credit Facilities will be subject to
                                            the satisfaction of the conditions
                                            precedent provided in APPENDIX A
                                            attached hereto.

REPRESENTATIONS AND
WARRANTIES:                                 Usual and customary for
                                            leveraged financings generally and
                                            for this transaction in particular
                                            (subject to appropriate materiality
                                            and reasonableness limitations),
                                            including, but not limited to, the
                                            following: (i) corporate existence
                                            and status; (ii) corporate power and
                                            authority/enforceability; (iii) no
                                            violation of law or contracts or
                                            organizational documents; (iv) no
                                            material litigation; (v) correctness
                                            of specified financial statements
                                            and other information and no
                                            material adverse change; (vi) no
                                            required governmental or third party
                                            approvals; (vii) use of
                                            proceeds/compliance with margin
                                            regulations; (viii) status under
                                            Investment Company Act; (ix) ERISA
                                            matters; (x) environmental matters;
                                            (xi) perfected liens and security
                                            interests; (xii) payment of taxes;
                                            (xiii) accuracy of disclosure; and
                                            (xiv) consummation of the
                                            Transaction.

COVENANTS:                                  Usual and customary for leveraged
                                            financings generally and for this
                                            transaction in particular (subject
                                            to materiality limitations, baskets
                                            and carve-outs to be negotiated),
                                            including, but not limited to, the
                                            following: (i) delivery of financial
                                            statements and other reports; (ii)
                                            delivery of compliance certificates;
                                            (iii) delivery of notices of
                                            default,
                                            material litigation and material
                                            governmental and environmental
                                            proceedings; (iv) compliance with
                                            laws (including environmental laws
                                            and ERISA matters) and material
                                            contractual obligations; (v) payment
                                            of taxes; (vi) maintenance of
                                            insurance; (vii) limitation on liens
                                            and negative pledges; (viii)
                                            limitation on mergers,
                                            consolidations and sales of assets;
                                            (ix) limitation on incurrence of
                                            debt; (x) limitation on dividends,
                                            stock redemptions and the redemption
                                            and/or prepayment of other debt;
                                            (xi) limitation on investments
                                            (including loans and advances) and
                                            acquisitions; (xii) limitation on
                                            capital expenditures; and (xiii)
                                            limitation on transactions with
                                            affiliates.

                                            The loan documentation for the
                                            Senior Credit Facilities shall
                                            include the following financial
                                            covenants:

                                            -      Maintenance of a minimum
                                                   Interest Coverage Ratio
                                                   (EBITDA/cash interest
                                                   expense) with step-up
                                                   provisions to be agreed;

                                            -      Maintenance of a maximum
                                                   Leverage Ratio (total funded
                                                   debt/EBITDA) with step-down
                                                   provisions to be determined;
                                                   and

                                            -      Maintenance of a minimum
                                                   Fixed Charge Coverage Ratio
                                                   (to be defined), with step-up
                                                   provisions to be agreed.

                                            All of the financial covenants will
                                            be calculated on a consolidated
                                            basis and for each consecutive four
                                            fiscal quarter period.

                                            Holdings shall have agreed that it
                                            will not engage in any business,
                                            activity or operation other than
                                            owning and holding the capital stock
                                            of the Borrower and activities
                                            directly related thereto. Holdings
                                            shall not be permitted to merge with
                                            or into any other person.

EVENTS OF DEFAULT:                          Usual and customary for
                                            leveraged financings generally and
                                            for this transaction in particular
                                            (subject to materiality and grace
                                            periods to be negotiated),
                                            including, but not limited to, the
                                            following: (i) nonpayment of
                                            principal, interest, fees or other
                                            amounts; (ii) violation of
                                            covenants; (iii) inaccuracy of
                                            representations and warranties; (iv)
                                            cross-default to other material
                                            agreements and indebtedness; (v)
                                            bankruptcy and other insolvency
                                            events;

                                            (vi) material judgments; (vii) ERISA
                                            matters; (viii) actual or asserted
                                            invalidity of any loan documentation
                                            or security interests; (ix) Holdings
                                            engaging in any business or activity
                                            other than holding 100% of the
                                            capital stock of the Borrower; or
                                            (x) change of control.

ASSIGNMENTS AND
PARTICIPATIONS:                             Each Lender will be permitted to
                                            make assignments in minimum amounts
                                            of $2.5 million to other financial
                                            institutions approved by the
                                            Borrower and the Administrative
                                            Agent, which approval shall not be
                                            unreasonably withheld or delayed;
                                            PROVIDED, HOWEVER, that neither the
                                            approval of the Borrower nor the
                                            Administrative Agent shall be
                                            required in connection with
                                            assignments to other Lenders or any
                                            of their affiliates. Each Lender
                                            will also have the right, without
                                            consent of the Borrower or the
                                            Administrative Agent, to assign (i)
                                            as security all or part of its
                                            rights under the loan documentation
                                            to any Federal Reserve Bank and (ii)
                                            all or part of its rights or
                                            obligations under the loan
                                            documentation to any of its
                                            affiliates. Lenders will be
                                            permitted to sell participations
                                            with voting rights limited to
                                            significant matters such as
                                            decreasing amounts of principal
                                            repayment, reduction in rate,
                                            extension of commitments and
                                            extension of maturity date. Any
                                            assignment by a Lender of any
                                            portion of its commitments or loans
                                            outstanding under the Revolving Loan
                                            Facility shall be accompanied by an
                                            equal portion of its loans
                                            outstanding under the Tranche A Term
                                            Loan Facility and vice versa.

WAIVERS AND
AMENDMENTS:                                 Amendments and waivers of the
                                            provisions of the loan agreement and
                                            other definitive credit
                                            documentation will require the
                                            approval of Lenders holding loans
                                            and commitments representing more
                                            than 50% of the aggregate amount of
                                            loans and commitments under the
                                            Senior Credit Facilities, except
                                            that (i) the consent of all of the
                                            Lenders affected thereby shall be
                                            required with respect to (a)
                                            increases in the commitment of such
                                            Lenders, (b) reductions of
                                            principal, interest, or fees, (c)
                                            extensions of scheduled maturities
                                            or times for payment, (d) releases
                                            of all or substantially all of the
                                            collateral, and (e) releases of all
                                            or substantially all of the
                                            Guarantors, and (ii) the consent of
                                            the Lenders holding at least 50% of
                                            the Tranche A Term Loan Facility and
                                            the Lenders holding at least 50% of
                                            the Tranche B Term Loan Facility
                                            shall be required with
                                            respect to any amendment that
                                            changes the allocation of any
                                            payments between the Term Loan
                                            Facilities.

INDEMNIFICATION:                            In the definitive documentation
                                            for the Senior Credit Facilities,
                                            the Borrower shall indemnify the
                                            Agents and the Lenders from and
                                            against all losses, liabilities,
                                            claims, damages or expenses relating
                                            to their loans, the Borrower's use
                                            of loan proceeds or the commitments,
                                            including but not limited to
                                            reasonable attorneys' fees and
                                            settlement costs, but only to the
                                            extent that such losses,
                                            liabilities, claims, damages or
                                            expenses do not result primarily
                                            from the gross negligence, bad faith
                                            or willful misconduct of the
                                            Indemnified Party or from the breach
                                            by the Indemnified Party of its
                                            obligations under the definitive
                                            documentation for the Senior Credit
                                            Facilities.

GOVERNING LAW:                              New York.

EXPENSES:                                   The Borrower will pay all reasonable
                                            out-of-pocket costs and expenses of
                                            the Agents associated with the
                                            preparation, due diligence,
                                            administration, syndication and
                                            enforcement of all loan
                                            documentation; PROVIDED, HOWEVER,
                                            that the Borrower shall only be
                                            required to pay the reasonable fees,
                                            disbursements and other costs of
                                            those outside legal counsel which
                                            are retained by the Administrative
                                            Agent in connection with the
                                            Transaction (and not any fees,
                                            disbursements or costs of any
                                            outside counsel to any of the other
                                            Agents). The Borrower will also pay
                                            the reasonable out-of-pocket
                                            expenses of each Lender in
                                            connection with the enforcement of
                                            any of the loan documentation.

COUNSEL TO
ADMINISTRATIVE AGENT:                       Moore & Van Allen, PLLC.

MISCELLANEOUS:                              This term sheet is intended as an
                                            outline only and does not purport to
                                            summarize all the other conditions,
                                            covenants, representations,
                                            warranties and other provisions
                                            which would be contained in loan
                                            documentation not specifically set
                                            forth herein and which will be
                                            subject to the mutual agreement of
                                            the Agents and the Borrower. Each of
                                            the parties shall (i) waive its
                                            right to a trial by jury and (ii)
                                            submit to New York jurisdiction. The
                                            loan documentation will contain
                                            customary increased cost,
                                            withholding tax, capital adequacy
                                            and yield protection provisions.

                                    ANNEX II

                               MICHAEL FOODS, INC.

                        SENIOR SUBORDINATED BRIDGE NOTES

                         SUMMARY OF TERMS AND CONDITIONS

                                FEBRUARY 15, 2001

UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS SHALL HAVE THE DEFINITIONS ASSIGNED TO THEM IN THE AMENDED AND RESTATED COMMITMENT LETTER DATED OF EVEN DATE HEREWITH TO WHICH THIS SUMMARY OF TERMS & CONDITIONS IS ATTACHED.
===============================================================================

ISSUER:                                     Same entity as borrower under
                                            Senior Credit Facilities.

BRIDGE NOTE
PURCHASERS:                                 Banc of America Bridge LLC or an
                                            affiliate thereof ("BANC OF AMERICA
                                            BRIDGE"), Bear Stearns Corporate
                                            Lending Inc. or an affiliate thereof
                                            ("BSCL"; and, together with Banc of
                                            America Bridge, collectively, the
                                            "INITIAL PURCHASERS") and other
                                            purchasers arranged by the Bridge
                                            Lead Arranger in consultation with
                                            the Issuer (together with the
                                            Initial Purchasers, the "BRIDGE NOTE
                                            PURCHASERS").

SOLE LEAD ARRANGER
AND SOLE BOOK
RUNNING MANAGER:                            Banc of America Securities
                                            LLC ("BAS") will act as sole and
                                            exclusive lead arranger and sole and
                                            exclusive book running manager (in
                                            such capacities, the "BRIDGE LEAD
                                            ARRANGER").

CO-MANAGER:                                 Bear, Stearns & Co. Inc.
                                            ("BEAR STEARNS").

BRIDGE NOTES: Senior Subordinated Bridge Notes (the "BRIDGE NOTES"), to be issued under a Note Purchase
                                            Agreement (the "NOTE PURCHASE
                                            AGREEMENT").

PRINCIPAL AMOUNT:                           Up to $200,000,000.

MATURITY:                                   Ten (10) years after the Closing
                                            Date.

PURPOSE: Together with borrowings under the Senior Credit Facilities, to provide a portion of proceeds required to consummate the Transaction.

RANKING: The obligations of the Issuer under the Bridge Notes will be unsecured senior subordinated obligations, subordinated to the Senior Credit Facilities and ranking pari passu with all other unsecured senior subordinated obligations of the Issuer.

GUARANTEES:                                 Same guarantors as under Senior
                                            Credit Facilities. The Guarantees
                                            will be subordinated to guarantees
                                            under the Senior Credit Facilities
                                            and will rank pari passu with all
                                            other senior subordinated
                                            obligations of the Guarantors.

CLOSING DATE:                               On or before April 30, 2001.

AVAILABILITY:                               In one drawing upon consummation
                                            of the Acquisition.

INTEREST RATES, FEES
AND WARRANTS:                               As set forth in the Fee Letter.

OPTIONAL REDEMPTION:                        As set forth in the Fee Letter.

MANDATORY
REDEMPTION:                                 The Bridge Notes will be redeemed
                                            with 100% of the net proceeds from
                                            the sale of any Permanent Securities
                                            (or any other subordinated debt
                                            securities of the Issuer) at par
                                            plus accrued and unpaid interest to
                                            the date of redemption.

                                            The Note Purchase Agreement will
                                            also contain a provision customarily
                                            found in high yield debt securities,
                                            providing that the Issuer will offer
                                            to purchase Bridge Notes from all
                                            Bridge Note Purchasers with the net
                                            cash proceeds from certain asset
                                            sales by the Issuer and its
                                            subsidiaries.

REGISTRATION RIGHTS:                        Holders of 33% or more of
                                            the aggregate principal amount of
                                            the Bridge Notes may demand one
                                            registration under the Securities
                                            Act (which may be a shelf
                                            registration with customary
                                            exceptions to be negotiated);
                                            PROVIDED that, notwithstanding any
                                            such demand, the Issuer shall not be
                                            required to file any applicable
                                            registration statement prior to the
                                            six month anniversary of the Closing
                                            Date.

CHANGE OF CONTROL:                          In the event of a Change
                                            of Control, the Issuer will be
                                            required to commence, within 30 days
                                            of such occurrence,
                                            an offer to repurchase all
                                            outstanding Bridge Notes at a
                                            repurchase price of 101% of the
                                            principal amount thereof, PLUS
                                            accrued and unpaid interest to the
                                            repurchase date.

CONDITIONS PRECEDENT
TO FUNDING:                                 The closing of the purchase
                                            of the Bridge Notes by the Initial
                                            Purchasers (and any other Bridge
                                            Note Purchasers) will be subject to
                                            the satisfaction of the conditions
                                            precedent provided in APPENDIX A
                                            ATTACHED HERETO.

COVENANTS:                                  Usual and customary for leveraged
                                            financing transactions of this type
                                            and for the particular financing
                                            transaction contemplated hereby
                                            (subject to materiality limitations
                                            and carve-outs to be negotiated),
                                            and similar to those contained in a
                                            high yield debt securities offering,
                                            including (without limitation):

                                            1.    Limitations on incurrence of
                                                  debt.

                                            2.    Limitations on liens.

                                            3.    Limitations on asset
                                                  dispositions and
                                                  sale/leaseback transactions.

                                            4.    Limitations on the issuance
                                                  and sale of capital stock of
                                                  restricted subsidiaries.

                                            5.    Limitations on restrictions
                                                  on distributions from
                                                  subsidiaries.

                                            6.    Limitations on transactions
                                                  with affiliates.

                                            7.    Limitations on restricted
                                                  payments.

                                            8.    Limitations on layered debt.

                                            9.    Limitations on mergers,
                                                  consolidations, sales of
                                                  substantially all assets.

FINANCIAL                                   COVENANTS: The Note Purchase
                                            Agreement shall include the
                                            following financial covenants (which
                                            shall be defined the same as in the
                                            Senior Credit Facilities, but shall
                                            be less restrictive in amounts to be
                                            agreed):

                                            -      Maintenance of a minimum
                                                   Interest Coverage Ratio
                                                   (EBITDA/cash interest
                                                   expense) with step-up
                                                   provisions to be agreed;

                                            -      Maintenance of a maximum
                                                   Leverage Ratio (total funded
                                                   debt/EBITDA) with step-down
                                                   provisions to be determined;
                                                   and

                                            -      Maintenance of a minimum
                                                   Fixed Charge Coverage Ratio
                                                   (to be defined), with step-up
                                                   provisions to be agreed.

                                            All of the financial covenants will
                                            be calculated on a consolidated
                                            basis and for each consecutive four
                                            fiscal quarter period.

REPRESENTATIONS
AND WARRANTIES,
EVENTS OF DEFAULT,
WAIVERS AND CONSENTS:                       Usual and customary for leveraged
                                            financing transactions of this type
                                            and for the particular financing
                                            transaction contemplated hereby
                                            (subject to materiality limitations
                                            and carve-outs to be negotiated),
                                            and similar to those contained in a
                                            high yield debt securities offering.

ASSIGNMENTS:                                After the first anniversary of the
                                            Closing Date (or any earlier date
                                            designated by the Arranger), each
                                            Bridge Note Purchaser shall have the
                                            absolute and unconditional right to
                                            assign its rights under the Note
                                            Purchase Agreement and in respect of
                                            the Bridge Notes in whole or in part
                                            to any third parties in compliance
                                            with applicable law and, unless such
                                            Bridge Notes have been registered,
                                            in consultation with the Issuer.
                                            Each Initial Purchaser may share its
                                            commitment with any third party in
                                            consultation with the Issuer only as
                                            the Arranger and the other Initial
                                            Purchaser may agree and prior to the
                                            first anniversary of the Closing
                                            Date (or any earlier date designated
                                            by the Arranger) may assign its
                                            rights under the Note Purchase
                                            Agreement and in respect of the
                                            Bridge Notes, unless such Bridge
                                            Notes have been registered, in
                                            consultation with the Issuer, and
                                            only as the Arranger and the other
                                            Initial Purchaser may agree.

INDEMNIFICATION:                            In the Note  Purchase Agreement,
                                            the Issuer shall indemnify the
                                            Bridge Note Purchasers from and
                                            against all losses, liabilities,
                                            claims, damages or expenses relating
                                            to their purchase of Bridge Notes,
                                            the Issuer's use of Bridge Note
                                            proceeds or the commitments,
                                            including but not limited to
                                            reasonable attorneys' fees and
                                            settlement costs, but only to the
                                            extent that such losses,
                                            liabilities, claims, damages or
                                            expenses do not result primarily
                                            from the gross negligence, bad faith
                                            or willful misconduct of the
                                            Indemnified Party or from the breach
                                            by the Indemnified Party of its
                                            obligations under the Note Purchase
                                            Agreement.

GOVERNING LAW:                              New York.

EXPENSES:                                   The Issuer will pay out-of-pocket
                                            costs and expenses of the Initial
                                            Purchasers and the Bridge Lead
                                            Arranger associated with the Bridge
                                            Notes as provided in the Fee Letter.
                                            The Issuer will also pay the
                                            reasonable out-of-pocket expenses of
                                            each Bridge Note Purchaser in
                                            connection with the enforcement of
                                            the Note Purchase Agreement and any
                                            other documentation in respect of
                                            the Bridge Notes.

COUNSEL TO
BANC OF AMERICA
BRIDGE AND BAS:                             Shearman & Sterling.

MISCELLANEOUS:                              This term sheet is intended as an
                                            outline only and does not purport to
                                            summarize all the other conditions,
                                            covenants, representations,
                                            warranties and other provisions
                                            which would be contained in the Note
                                            Purchase Agreement and other
                                            documentation in respect of the
                                            Bridge Notes not specifically set
                                            forth herein and which will be
                                            subject to the mutual agreement of
                                            the Initial Purchasers and the
                                            Issuer. Each of the parties shall
                                            (i) waive its right to a trial by
                                            jury and (ii) submit to New York
                                            jurisdiction.

                                   APPENDIX A

                               MICHAEL FOODS, INC.


                 CONDITIONS PRECEDENT TO EACH OF THE FINANCINGS


                                FEBRUARY 15, 2001

UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS SHALL HAVE THE DEFINITIONS ASSIGNED TO THEM IN THE AMENDED AND RESTATED COMMITMENT LETTER DATED OF EVEN DATE HEREWITH TO WHICH THIS SUMMARY OF TERMS & CONDITIONS IS ATTACHED.
================================================================================

         The closing (and the initial funding) of the Senior Credit Facilities and the Bridge Notes will be subject to satisfaction of the following conditions precedent:

         (i) Reasonably satisfactory completion of legal, environmental, pension and regulatory due diligence review with respect to the business, assets, liabilities (actual and contingent), operations, condition (financial or otherwise), of the Acquired Company.

         (ii) In the case of the Senior Credit Facilities, the negotiation, execution and delivery of definitive documentation for the Senior Credit Facilities consistent with the Term Sheet and otherwise satisfactory to the Agents, the Initial Purchasers and the Borrower.

         (iii) In the case of the Bridge Notes, the negotiation, execution and delivery of the Note Purchase Agreement and other definitive documentation for the Bridge Notes consistent with the Bridge Term Sheet and otherwise satisfactory to the Initial Purchasers, the Agents and the Borrower.

         (iv) Execution by the Borrower and the Acquired Company and/or other appropriate parties of a definitive purchase agreement and other related documentation for the Transaction (collectively, the "TRANSACTION DOCUMENTS"), which Transaction Documents shall be in form and substance reasonably satisfactory to the Agents, the Initial Purchasers and the Arranger. The Agents and the Initial Purchasers shall have received true and complete executed copies of the Transaction Documents.

         (v) Consummation of the Transaction in accordance in all material respects with the terms the Transaction Documents and in compliance in all material respects with applicable law and regulatory approvals.

         (vi) Satisfactory capitalization, shareholders' arrangements, management, ownership structure and corporate structure of Holdings and its subsidiaries (in the case of the Senior Credit Facilities, including, without limitation, the term, amortization and coupon, subordination, standstill and remedies provisions, covenants, representations and events of default of the Senior Subordinated Notes or the Bridge Notes, as applicable).

         (vii) (A) Receipt by the Borrower of (1) not less than $150.0 million in cash equity contributed through Holdings by the Equity Investors (at least $125.0 million of which shall be provided by the Sponsor), (2) in the case of the Senior Credit Facilities, not less than $200.0 million of cash proceeds from the issuance by the Borrower of the Senior Subordinated Notes or the Bridge Notes and (3) in the case of the Bridge Notes, not more than $400.0 million of cash proceeds from borrowings by the Borrower under the Senior Credit Facilities and (B) the roll over (directly or indirectly) into common equity of Holdings and deferred compensation arrangements of Holdings on terms reasonably acceptable to the Agents, the Initial Purchasers and the Arranger of not less than $48.0 million of existing common equity and option value of the Acquired Company.

         (viii) Absence of material pending or threatened litigation, investigations or proceedings with respect to the Acquired Company.

         (ix) Receipt by the Agents, the Initial Purchasers and the Arranger of (A) monthly consolidated and consolidating financial statements (including balance sheets, income and cash flow statements) of the Acquired Company for each month ending on or after September 30, 2000 and prior to the Closing Date as the same become available in accordance with past practices and (B) a pro forma consolidated balance sheet and income statement of the Acquired Company giving effect to the Transaction prepared as of the Closing Date by independent public accountants of recognized national standing (but using the most recently available financial statements) and meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, applicable to a Registration Statement under such Act on Form S-1. The financial statements referred to in clause (B) above shall evidence minimum EBITDA (to be defined) of at least $134.0 million.

         (x) Payment of all outstanding indebtedness for borrowed money, notes payable and loans payable of the Acquired Company, and cancellation of all other credit facilities and lines of credit, other than surviving capitalized leases and purchase money indebtedness disclosed on the most recently completed audited financial statements of the Acquired Company prior to the date hereof and other indebtedness to be agreed.

         (xi) Satisfactory solvency certification and opinion from a third party reasonably acceptable to the Agents, the Initial Purchasers and the Arranger.

         (xii) In the case of the Senior Credit Facilities, evidence of perfection of liens and security interests, together with (A) endorsements on the appropriate insurance policies of the Borrower and its subsidiaries naming the Administrative Agent as the loss payee or additional insured thereunder and (B) such title policies, surveys, landlord waivers and access letters as shall be agreed.

         (xiii) Receipt of requisite material governmental and material third-party approvals and consents (and expiration, without the imposition of conditions, of all applicable waiting periods) in connection with the Transaction.

         (xiv) Holdings and its subsidiaries shall be in compliance with all existing material financial obligations (after giving effect to the Transaction).

         (xv) Reasonably satisfactory legal opinions, corporate certificates and other customary closing documentation.

         (xvi) Payment by the Borrower to the Lenders, the Agents, the Bridge Note Purchasers and the Arranger of all fees and expenses due and payable at closing of the Financings (including reasonable fees and expenses of counsel to the Administrative Agent and the Senior Lead Arranger and counsel to the Bridge Lead Arranger).

         (xvii) In the case of the Bridge Notes, (a) not later than 30 days prior to the Closing Date, the Borrower shall have completed and made available to the Arranger, Bear Stearns and potential investors copies of an offering memorandum for the offer and sale of the Permanent Securities pursuant to Rule 144A of the rules and regulations under the Securities Act containing such disclosures as may be required by applicable laws, as are customary and appropriate for such a document or as maybe required by the Arranger (including all audited, pro forma and other financial statements and schedules of the Borrower of the type that would be required in a registered public offering of the Permanent Securities) and (b) senior management of the Acquired Company and officers of the Sponsor shall have made themselves available for a roadshow and other meetings with potential investors for the Permanent Securities as required by the Arranger in its reasonable judgement to market such Permanent Securities.